SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2010

ARVANA INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-30695 (Commission File Number)	87-0618509 (IRS Employer Identification No.)

Suite 145, 925 West Georgia Street, Vancouver, BC, V6C 3L2
 (Address of principal executive offices)          (Zip Code)

(866) 568-4424
Registrant’s telephone number, including area code

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Arvana Inc. (the “Registrant”) filed a Certificate of Change pursuant to Section 78.209 of the Nevada Revised Statutes to implement a reverse stock split of one share of common stock for each twenty shares of common stock outstanding effective September 30, 2010.  In addition the number of authorized Common Shares, par value $.001 will be reduced to 5,000,000 from 100,000,000.  Instead of issuing fractional shares, the number of shares issued will be rounded to the nearest whole share.

On October 11, 2010, the Registrant was notified by FINRA that effective October 13, 2010, a “D” will be placed on the ticker symbol (AVNI) for 20 business days.  After 20 business days, the symbol will revert back to the original symbol.

The new CUSIP number for the common stock will be 043279 20 7.

Item 9.01 - Financial Statements and Exhibits

Regulation S-K Number	Document

3.1	Certificate of Change filed Pursuant to NRS 78.209

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARVANA INC.

October 12, 2010	By: /s/ Arnold Tinter
Arnold Tinter Chief Financial Officer

EXHIBIT INDEX

Regulation S-K Number	Document

3.1	Certificate of Change filed Pursuant to NRS 78.209